                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form 10-K of our report dated May 16, 2001 included in SkyWest, Inc.'s Annual Report to Shareholders for the fiscal year ended March 31, 2001. We further consent to the incorporation of our report dated May 16, 2001, incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements No. 33-41285 and No. 33-60173.


/s/ Arthur Andersen LLP

Arthur Andersen LLP

Salt Lake City, Utah
June 27, 2001